Exhibit 10.48

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

UC Agreement Control No. 2006-04-0026

This third amendment ("Third Amendment") to the Exclusive License Agreement ("Agreement"), effective August 29, 2007 is made by and between The Regents of the University of California, a California corporation ("The Regents"), and Putney Drug Corp, a Delaware company ("Licensee").

BACKGROUND

A.	The Regents and Licensee are parties to the Agreement, dated as of July II, 2005.
B.	The Agreement was amended on November 8, 2005 ("First Amendment") and on January 3, 2007 ("Second Amendment");

The parties agree as follows:

I. Amend Paragraph I.l ("Regents' Patent Rights") to include UC Case No. 2007

561.

2. In consideration for adding UC Case No. 2007-561 to the Agreement, a milestone payment in the new Paragraph 4.5, which reads as follows, is added to the Agreement:

4.5 Licensee will pay The Regents, in either cash or publicly traded equity, twenty thousand dollars ($20,000) upon issuance of the first US patent claiming priority to the provisional filing (SN 60/933,030).

IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Agreement by their duly authorized representatives for good and valuable consideration.

PUTNEY DRUG CORP.	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By: /s/ Steve Kanzer	By: /s/ Emily Waldron Loughran
Name: Steve Kanzer	Name: Emily Waldron Loughran
Title: President	Title: Director of Licensing

Dated: August 30, 2007	Dated: September 4, 2007